UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 8, 2010
ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33267	43-1723043
(State or other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)
717 North Harwood Street, Suite 1500
Dallas, Texas 75201
(Address of principal executive offices) (Zip code)
(214) 922-9711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On July 8, 2010, Odyssey HealthCare, Inc. (“Odyssey”) announced that it has established a record date and a meeting date for a special meeting of its stockholders. At the special meeting, stockholders of record will consider and vote upon a proposal to approve the merger transaction as a result of which Odyssey would become a wholly-owned subsidiary of Gentiva Health Services, Inc. (“Gentiva”), pursuant to the Agreement and Plan of Merger, dated as of May 23, 2010, between Odyssey and Gentiva (the “Merger Agreement”).
     Odyssey stockholders of record at the close of business on Friday, July 2, 2010, will be entitled to notice of the special meeting and to vote at the special meeting. The special meeting will be held on Monday, August 9, 2010, at 8:00 a.m. Central Time, at Odyssey’s principal offices located at 717 North Harwood Street, Suite 1600, Dallas, Texas 75201.
     The “go-shop” process, conducted by Odyssey with the assistance of Goldman, Sachs & Co. (“Goldman”), Odyssey’s financial advisor in connection with the merger, ended on June 22, 2010 at 11:59 p.m. (Central Time). During the “go-shop” period, Goldman held discussions on behalf of Odyssey with potential buyers but did not receive any alternative acquisition proposals. Odyssey continues to work with Gentiva to complete the merger.
     The press release of Odyssey announcing the record and special meeting date and the expiration of the go-shop period is attached as Exhibit 99.1 to this Current Report of Form 8-K, and is incorporated herein by reference.
     The transaction still requires Odyssey stockholder approval and is subject to other closing conditions.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Number	Description

99.1	Press Release dated July 8, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 8, 2010	ODYSSEY HEALTHCARE, INC.
	By:	/s/ W. Bradley Bickham
W. Bradley Bickham
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated July 8, 2010.